As filed with the Securities and Exchange Commission on December 7, 2006

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4661210
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

215 North Marengo Avenue

Pasadena, CA 91101

(Address, including Zip Code, of Registrant’s

Principal Executive Offices)

Copies to:

Julian T.H. Kleindorfer, Esq.

Latham & Watkins LLP

633 West Fifth Street

Suite 4000

Los Angeles, CA 90071

(213) 485-1234

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-137381

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	Nasdaq Global Market

Item 1.	Description Of Registrant’s Securities To Be Registered.

Guidance Software, Inc. (the “Registrant”) registers hereunder its Common Stock, par value $0.001 per share (the “Common Stock”). A general description of the Common Stock may be found under the heading “Description of Capital Stock” in the Registrant’s Prospectus, which constitutes part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-137381), filed under the Securities Act of 1933, as amended. Such description is hereby incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

3.1	Amended and Restated Certificate of Incorporation. Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-137381, is incorporated herein by reference.

3.2	Amended and Restated Bylaws of Registrant. Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-137381, is incorporated herein by reference.

3.3	Specimen of stock certificate for common stock. Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, File No. 333-137381, is incorporated herein by reference.

4.1	Investor’s Rights Agreement, dated September 26, 2003, by and between Guidance Software, Inc. and Matthew Healey. Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-137381, is incorporated herein by reference.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Guidance Software, Inc.

Date: December 7, 2006	By:	/s/ John Colbert
		Name:	John Colbert
		Title:	Chief Executive Officer